CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-287181 on Form S-6 of our report dated July 28, 2025, relating to the financial statement of FT 12321, comprising Vest Enhanced Large Cap Buffered 15 Portfolio, Series 29, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 28, 2025